SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 16, 2006

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) Effective August 16, 2006, the Registrant’s Board of Directors elected John A. Rade, 71 years old, as President and Chief Executive Officer. Mr. Rade has served as a director of the Registrant since July 2005, as the Chairman of its Board of Directors since August 2005, and as its interim President and Chief Executive Officer since February 2006.

Mr. Rade was the President and CEO of AXS-One, Inc., formerly Computron Software, Inc., a publicly-traded software company, from 1997 until his retirement in 2004. Before joining Computron, he managed the pharmaceutical industry practice for American Management Systems, Inc., a management consulting and information technology company. He is a founder of S-Cubed, Inc., a developer and marketer of advanced software development tools. Mr. Rade’s career in software and information technology includes international management postings, spans several decades and includes leadership roles in other software development companies, management consulting and industrial automation. Mr. Rade holds a BS in Physics from John Carroll University.

Mr. Rade and his family have no relationships with the Registrant that would be reportable under Items 401(d) or 404(a) of Regulation S-K.

The Registrant and Mr. Rade intend to enter into an employment agreement, which has not been finalized as of the time of this Current Report. Mr. Rade will receive an annual base salary of $300,000 and a bonus plan with the potential of an additional $300,000 per year, subject to the achievement of certain performance targets. Mr. Rade will also receive:

(1)	stock options to purchase 1,200,000 shares of the Registrant’s common stock for exercise prices to be determined on September 1, 2006 and January 2, 2007, the effective dates of the grants. Fifty percent (50%) of these option shares will vest over time, provided that Mr. Rade is serving as CEO on the first anniversary of grant, at which time one third will vest and then quarterly thereafter, so that these shares will vest in full on the third anniversary of grant. The remaining fifty percent (50%) will vest only upon the achievement of pre-determined performance milestones relating to operational performance milestones and appreciation in the market value of the Registrant’s common stock while Mr. Rade is in office as CEO or on the Board of Directors; and

(2)	50,000 shares of restricted stock. The restricted shares are not transferable before vesting and will be subject to repurchase by the Registrant for par value in the event that Mr. Rade’s services as CEO of the Registrant terminates before they vest. The restricted shares will be issued on September 1, 2006, at which time vesting terms will be determined.

A summary term description of the terms of Mr. Rade’s compensation is included as an exhibit to this Current Report.

Item 9.01(d) EXHIBITS

10.1	Summary of compensation terms of Mr. Rade.

99.1	Press release of I-many, Inc. dated August 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

Dated: August 21, 2006